Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-85830, 333-129011, 333-145459, 333-154522, 333-164230 and 333-212998 on Form S-8 of our report dated June 29, 2023, relating to the financial statements and supplemental schedule of International Paper Company Salaried Savings Plan appearing in this Annual Report on Form 11-K of International Paper Company Salaried Savings Plan for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Memphis, Tennessee
June 29, 2023